Credit Suisse High Yield Bond Fund
Securities Purchases during an Underwriting involving
Credit Suisse Asset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2007


Portfolio:			Credit Suisse High Yield Bond Fund


Security:			Community Health Systems


Date Purchased:			7/25/2007


Price Per Share:		$99.29


Shares Purchased
by the Portfolio *:		205


Total Principal Purchased
by the Portfolio *:		$203,552.70


% of Offering Purchased
by the Portfolio:		0.01%


Broker:				Merrill Lynch


Member:				Joint Lead Manager




Security:			First Data Corporation


Date Purchased:			10/16/2007


Price Per Share:		$94.80


Shares Purchased
by the Portfolio *:		3,750


Total Principal Purchased
by the Portfolio *:		$335,485.00


% of Offering Purchased
by the Portfolio:		0.17%


Broker:				CITIGROUP


Member:				Joint Lead Manager




Security:			TXU ENERGY CO LLC


Date Purchased:			10/24/2007


Price Per Share:		$100.00


Shares Purchased
by the Portfolio *:		22,500

Total Principal Purchased
by the Portfolio *:		$415,000


% of Offering Purchased
by the Portfolio:		0.75%


Broker:				GOLDMAN SACHS


Member:				Joint Lead Manager





Security:			BAUSCH & LOMB INC.


Date Purchased:			10/16/2007


Price Per Share:		$99.75


Shares Purchased
by the Portfolio *:		1,450


Total Principal Purchased
by the Portfolio *:		$144,637.50


% of Offering Purchased
by the Portfolio:		0.22%


Broker:				BANC OF AMER SECS


Member:				Joint Lead Manager






Security:			R H DONNELLEY CORP


Date Purchased:			10/2/2007


Price Per Share:		$100.00


Shares Purchased
by the Portfolio *:		3,750


Total Principal Purchased
by the Portfolio *:		$376,386.72


% of Offering Purchased
by the Portfolio:		0.25%


Broker:				JPMORGAN


Member:				CO-Manager